UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 19, 2007

SHINECO, INC.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50913
(Commission Identification Number)

52-2175898
(IRS File Number)

Room 3106, Building B,
#39 East 3rd Ring Middle Road, Chaoyang District
(Address of Principal Executive Office - Street and Number)

Beijing, PR China  100022
(City, State and ZIP Code)

Issuer's telephone number:  (0086) 10-58693011

This Current Report on Form 8-K is filed by Shineco, Inc., a Delaware corporation (the “Company”), in connection with the item set forth below.

ITEM 4.02A. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 19, 2007, the Company determined to restate its previously filed financial statements for the year ended December 31, 2004.

The financial statements affected by this restatement include our audited year-end financial statements for the year ended December 31, 2004 and our Form 10-KSB for the fiscal year ended December 31, 2004.  Our quarterly reports for the years 2004 were unaffected because the financial information restated occurred in the 4th quarter of the fiscal year and thus did not affect any of the prior quarters.

The facts  underlying the conclusion to restate the financial statements is as follows: as part of the comments it received from the Commission regarding its Form SB-2, the Commission Staff asked about the accounting treatment of certain discontinued operations of the Company. Prompted by the Commission’s question, the Company inquired further into the accounting treatment of its discontinued operations and re-evaluated its presentation of its income from continuing operations and its income from discontinued operations.

The Company’s Chief Financial Officer (also a member of the Company’s Board of Directors) has discussed all of the matters described above with its independent accountants.  The restatement of the financial statements described above was undertaken without receiving a formal written advisory notice from the independent accountants, because the inquiry was prompted by the Commission’s comments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHINECO, INC.

Date: July 23, 2007	By:	/s/ Yuying Zhang
Yuying Zhang President, Chief Executive Officer and Director